U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date  of  Report  (Date  of  Earliest  Event  Reported):  February  7,  1996


                            MONACO FINANCE, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                  Colorado
                         (State or Other Jurisdiction
                      of Incorporation or Organization)


                      0-18819       84-1088131
      (Commission File Number)      (I.R.S. Employer Identification No.)



                      370 Seventeenth Street, Suite 5060
                              Denver, Colorado
                   (Address of Principal Executive Offices)


                               (303) 592-9411
             (Registrant's Telephone Number, Including Area Code)


                                    N/A
        (Former Name or  Former Address, if Changed Since Last Report)

ITEM  5.  OTHER  EVENTS

     On February 7, 1997, the Registrant executed a Termination Agreement with Pacific USA Holdings Corp. ("Pacific") that terminated the previously reported Securities Purchase Agreement with Pacific dated October 29, 1996 whereby Pacific had agreed to purchase a total of 3,800,000 shares of the Registrant's Class A Common Stock. Under the terms of the Termination Agreement, Pacific received a return of its $500,000 escrow deposit and Pacific's $3.0 million bridge loan to the Registrant remains in effect in accordance with its terms.



ITEM  7.  FINANCIAL  STATEMENTS PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following documents are filed as exhibits to this Current Report on Form 8-K.

     Exhibit 1 -- Termination Agreement dated as of February 6, 1997 between the Registrant and Pacific USA Holdings Corp.

     Exhibit  2  --  Press  Release  of  the  Registrant

Exhibit  1
                            TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT is made and entered into as of the 6th day of February, 1997 between MONACO FINANCE, INC., a Colorado corporation (the
"Company")  and  PACIFIC  USA  HOLDINGS  CORP,  a  Texas  corporation  (the
"Purchaser")

     The Company and Purchaser entered into a Securities Purchase Agreement (the "Agreement") as of the 29th day of October 1996. The Company and Purchaser agree as follows.

1. Termination of Agreement. The Company and Purchaser hereby terminate the Agreement pursuant to Section 9(a)(i) of the Agreement. The Company and Purchaser also terminate the Warrant and the Shareholder Option Agreement.

2. Deposit. The Company and Purchaser shall immediately direct Norwest Bank Minnesota, N.A. ("Escrow Agent") to deliver the Escrowed Funds (as defined in the Escrow Agreement dated October 29, 1996, among the Company, the
     Purchaser  and  Escrow  Agent),  to  Purchaser.

3. Bridge Loan. The Bridge Loan shall continue in accordance with its terms and provisions.

4. Defined Terms. All capitalized terms shall have the meanings set forth in the Agreement unless otherwise defined herein.

     IN WITNESS WHEREOF, each of the Company and Purchaser has caused this Termination Agreement to be executed by its duly authorized representative.

MONACO  FINANCE,  INC.,  a
Colorado  Corporation
By:    /s/  Morris  Ginsburg
       ---------------------
Name:  Morris  Ginsburg,
Title: President

PACIFIC  USA  HOLDINGS  CORP.,  a
Texas  Corporation
By:    /s/ Bill  C.  Bradley
       -----------------
Name:  Bill  C.  Bradley
Title: CEO

     The Undersigned parties join in execution of this Termination Agreement to evidence the termination of the Shareholder Option Agreement.

/S/  Morris  Ginsburg
     ----------------
     Morris  Ginsburg


/S/  Irwin  L.  Sandler
     ------------------
     Irwin  L.  Sandler


Sandler  Partners  Family  Partners,  Ltd.
By:         /S/  Irwin  L.  Sandler
            -----------------------
            Irwin  L.  Sandler
            Irwin  L.  Sandler,  General  Partner

Exhibit  2

FROM:       MONACO  FINANCE,  INC.
            370  17th  Street,  Suite  5060
            Denver,  CO  80202
            Contact: Irwin L. Sandler, Executive Vice President Tel. (303) 592-9411




                                                       FOR IMMEDIATE RELEASE


     February  6,  1997;  Denver,  Colorado. Monaco Finance, Inc. (Nasdaq NMS:
MONFA) announced today that Monaco and Pacific USA Holdings Corp. had been unable to agree upon certain proposed modifications to the Securities Purchase Agreement between Monaco and Pacific USA, and accordingly that the Agreement would not be submitted for approval by Monaco's shareholders. As a result, Monaco's special meeting of shareholders scheduled for February 5, 1997 was adjourned with no action having been taken.

     Morris Ginsburg, Chairman of Monaco, stated "While we are disappointed that the Pacific USA transaction was not consummated, we will continue to seek strategic alliances which we believe are desirable to maximize today's opportunities in the secondary finance industry."

                                     ###

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                MONACO  FINANCE,  INC.



Date:  February  10,  1996      By:/s/  Morris  Ginsburg
                                ----------------------------
                                Morris  Ginsburg,  President